UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 27, 2026
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HOST HOTELS & RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)
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Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4747 Bethesda Avenue, Suite 1300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 744-1000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	HST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2023, Host Hotels & Resorts, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”), with (i) J.P. Morgan Securities LLC, BofA Securities, Inc, Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents (in such capacity, each, a “Sales Agent” and collectively, the “Sales Agents”) or forward sellers acting as sales agents for the respective Forward Purchasers (as defined below) (in such capacity, each a “Forward Seller,” collectively, the “Forward Sellers” and together with the Sales Agents, the “Agents”), and (ii) JPMorgan Chase Bank, National Association, Bank of America, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (in such capacity, each, a “Forward Purchaser” and collectively, the “Forward Purchasers”). Pursuant to the Distribution Agreement, the Company or any Forward Seller (as agent for its corresponding Forward Purchaser) may offer and sell, from time to time, shares of the Company’s common stock, $0.01 par value per share (the “Shares”), having a combined aggregate offering price of up to $600 million. The Company has not sold any Shares under the Distribution Agreement to date.

On May 27, 2026, the Company and the Agents entered into an amendment (the “Amendment”) to the Distribution Agreement to extend the expiration date of the Distribution Agreement from May 31, 2026 until the earlier of: (i) the sale of Shares having an aggregate offering price of $600 million, (ii) termination by the Company in its sole discretion at any time, upon giving prior written notice to the Agents, the Forward Sellers and the Forward Purchasers, or (iii) termination by the Agents, Forward Sellers or the Forward Purchasers, as applicable, in their sole discretion at any time upon giving prior written notice to the Company. In addition, the Amendment also updates the settlement date for shares offered and sold to the next business day (T+1) to conform to changes in the settlement cycle since the Distribution Agreement was entered into in 2023. No other changes were made to the terms of the Distribution Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Amendment No. 1 to Distribution Agreement, dated May 27, 2026, between Host Hotels & Resorts, Inc., J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, each in their capacities as Agents and/or Forward Sellers (as applicable), and JPMorgan Chase Bank, National Association, Bank of America, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, each in their capacities as Forward Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: May 28, 2026	By:	/S/ JOSEPH C. OTTINGER
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller